U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 19, 2012

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           Election of Director and appointment of Officers

On March 19, 2012, Joseph Desiderio was elected as a director and named Vice President and Chief Financial Officer of the Company effective March 19, 2012.

Mr. Desiderio, has more than 25 years experience managing the financial operations of several private and public Companies in the role of CFO, Director of Finance, Regional and Corporate Controller.   He served as CFO for Northeast Waste Systems, the largest private waste company in the Northeast for 10 years.  There he played a key role in orchestrating the acquisition and financing of 25 companies into the Northeast family.  He also negotiated, structured, and managed the due diligence process of the sale of Northeast Waste to Waste Management, Inc.   Other key positions held by Mr. Desiderio were Director of Finance for Sundance Helicopters in Las Vegas, Northeast Regional Controller (managing 5 Divisional Controllers) for Waste Management, Inc., and Corporate Controller for various companies including Silverstate Materials (Las Vegas, NV), MBI, Inc (Norwalt, CT and Remington Arms (Dupont – Bridgeport, CT).  He received his Bachelor of Science Degree in Accounting from Fordham University, Bronx, New York.  He was also in the Masters Program in Financial Management at Pace University, Pleasantville, New York.  He earned his CPA in New York.  He has also been active in Community affairs, including graduating from Henderson, NV Leadership program, holding the office of President Elect for Henderson Civitan, and serving on the Board of Directors for the Southwest Community Center, Bridgeport, CT.

As a director, Mr. Desiderio will receive compensation, on a quarterly basis, fifteen thousand shares of common stock of the Company, or such number of shares as shall be determined by dividing the sum of fifteen thousand dollars by the per share price calculated at seventy five percent of the average closing prices of the Company’s common stock for the ten trading days prior to the date such payment is due, whichever is greater.  All shares of common stock issued to Mr. Desiderio as a director shall be restricted pursuant to the provisions of Rule 144 promulgated by the Securities Exchange Commission and all certificates evidencing such shares shall bear a legend to that effect.

On March 19, 2012, Kenneth R. Pinckard was named Vice President and General Counsel of the Company a position he has held since 2006.  Mr. Pinckard also previously served as Chief Financial Officer of the Company from 2003 until the present.  Mr. Pinckard is a member of the State Bar of Arizona with extensive experience in corporate finance, startup ventures, investments, entertainment, corporate acquisitions, real estate development, tax and reorganizations.  He previously practiced law at Chamberlain Hrdlicka White Johnson & Williams of Houston, Texas and also served as a tax specialist at Coopers & Lybrand in both Houston and Philadelphia.  He also served as in-house legal counsel for Congressman Barry Goldwater and Hormel Foods heir and music composer, Geordie Hormel.  Mr. Pinckard holds a B.B.A., Accounting from the University of Texas at Austin and a Juris Doctorate from the University of Houston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.
Dated: May 11, 2012	By:	/s/ Kenneth R. Pinckard
Kenneth R. Pinckard
Vice President